FOR IMMEDIATE RELEASE

CONTACTS:
Nu Skin Enterprises
Charles Allen (investors)
(801) 345-6110
Larry Macfarlane (media)
(801) 345-2112

NU SKIN ENTERPRISES REPORTS FOURTH QUARTER AND YEAR-END RESULTS
Fourth Quarter Revenue up 12 percent in Constant Currency

PROVO, Utah-- Feb. 4, 2002-- Nu Skin Enterprises, Inc. (NYSE: NUS) today reported increases in both revenue and distributor counts for the fourth quarter and year-end 2001, despite a difficult global economy and currency volatility.

Financial Results

        Revenue was up 12 percent and earnings were up 3 percent during the fourth quarter on a constant currency basis. The company’s distributor leadership count grew 16 percent over last year to 24,839 executive distributors and the number of active distributors increased 12 percent to 558,000, both record levels. The company reported revenue of $232.6 million compared to $223.6 million for the fourth quarter of 2000, an increase of 4 percent. Earnings per share were $0.16 compared to consensus estimates of $0.15. Net income of $13.6 million, was down from fourth quarter 2000 results when the company reported net income of $16.2 million and earnings per share of $0.19. The decline in quarterly earnings per share was due primarily to a 13 percent decrease in the value of the Japanese yen, as well as expenses associated with a convention in Japan.

        For the year ended Dec. 31, 2001, revenue was up 9 percent and earnings per share were up 8 percent in local currency. Reported revenue increased to $885.6 million from $879.8 million in 2000. Net income was $50.3 million and earnings per share were $0.60 compared to net income of $61.7 million and earnings per share of $0.72 for the same period in 2000. The decline in earnings per share for the year is due primarily to the weakening of the Japanese yen.

        “We are pleased with improving distributor trends and local currency revenue growth for the year, which increased in the latter half of the year,” said Steven J. Lund, president and chief executive officer. “Fourth quarter results were bolstered by local currency revenue growth in Japan and the opening of Malaysia in early November.”

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Nu Skin Enterprises
Feb. 4, 2002

Regional Highlights

North Asia. Revenue was up 7 percent in constant currency terms compared to the fourth quarter of 2000. However, North Asia revenue was down 5 percent on a reported basis due to the weakening of the Japanese yen. Local currency revenue growth was driven by a distributor convention hosted during the quarter in Japan and the 9 percent increase in executive distributors in that market. South Korea posted strong results during the fourth quarter with revenue of $14.5 million, up 71 percent in local currency. This is on top of 83 percent local currency revenue growth in South Korea during the fourth quarter of 2000. South Korea posted a 60 percent increase in executive distributors during the quarter. For the year, North Asia revenue was up 7 percent in constant currency terms, but down 5 percent on a reported basis.

Southeast Asia. The opening of Malaysia drove 50 percent local currency revenue growth in the Southeast Asia region. Revenue was up 45 percent on a reported basis. Excluding revenue from Singapore and Malaysia, which together increased 25 percent sequentially in the quarter to $14.6 million, the region posted modest constant currency revenue growth. Revenue growth from the region’s smaller markets offset the slight local currency decline in Taiwan during the quarter. However, Taiwan’s executive distributor count increased 5 percent and the region’s executive distributor count grew almost 50 percent during the quarter. For the year, revenue in the region was up 28 percent in constant currency terms and up 26 percent on a reported basis.

North America. Revenue was up 3 percent, while the core US business remained flat on a year-over-year basis in the fourth quarter. The executive count in North America declined compared to last year, but the region experienced a slight increase in active distributors. For the year, North America revenue was level with last year’s results.

Other Markets. Revenue from Europe was up 36 percent during the quarter in constant currency and up 34 percent on a reported basis. Latin America revenue remained unchanged from fourth quarter 2000 results. For the year, revenue in these markets was up 39 percent in constant currency and up 34 percent on a reported basis, primarily due to growth in Europe.

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Nu Skin Enterprises
Feb. 4, 2002

Divisional Overview

Nu Skin. The company’s personal care division revenue was up 12 percent on a constant currency basis during the fourth quarter and up 4 percent on a reported basis to $113.1 million. The launch of new products during the Japan convention and the opening of Malaysia drove a strong 10 percent sequential increase in Nu Skin revenue from the third quarter. For the year, Nu Skin revenue was up 4 percent in constant currency as compared to last year’s results, but down 4 percent on a reported basis to $423.7 million.

Pharmanex. Nutritional revenue for the company was up 11 percent during the fourth quarter in constant currency and up 2 percent on a reported basis to $102.6 million. The launch of the division’s Solutions™ product line in Japan positively impacted fourth quarter results. For the year, Pharmanex revenue was up 13 percent in local currency and grew 3 percent from 2000 to $396.3 million.

Big Planet. Revenue increased 20 percent to $16.9 million in the fourth quarter, up from $14.1 million last year. The division’s most recent quarterly revenue includes $7.1 million of revenue from an incubating business development initiative — a professional employer organization (PEO) that provides human resource services to small businesses — as well as $2.6 million of international revenue. For the year, Big Planet generated $65.6 million in revenue, up 21 percent over 2000. The 2001 revenue results include $24.7 million from the PEO and $10.4 million of international revenue.

Operational Performance

        During the quarter, the company reported gross margin of 80.0 percent, down from last year, but improved from the third quarter. Distributor incentives were at 39.1 percent, and selling, general and administrative (SG&A) costs were at 33.0 percent of revenue. The increase in SG&A expenses is due to $4.0 million of additional costs associated with the convention in Japan during the quarter. Operating margin for the quarter was at 8.0 percent, down from 8.8 percent in the prior year. On a constant currency basis, operating margin increased to 10.7 percent in the quarter. Other income was $3.0 million, which was due to hedging gains related to the stronger U.S. dollar against the Japanese yen.

        For the year, gross margin was 79.9 percent compared to 83.0 percent in 2000. Although gross margin improved for Nu Skin and Pharmanex products, the negative impact of foreign currency

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Nu Skin Enterprises
Feb. 4, 2002

translation and the increase in revenue from the lower-margin Big Planet products caused gross margin erosion during the year. Distributor incentives as a percent of revenue remained unchanged and the company’s SG&A expenses were down $6.1 million compared to last year. Operating margin was 8.1 percent for the year, down from 10.3 percent in 2000. On a constant currency basis, operating margin improved to 10.5 percent. The company’s cash position increased by $12.0 million. This increase in cash also considers $16.4 million paid in dividends and $18.1 million of stock repurchases during 2001.

Outlook

        “Record active distributor and executive counts, solid momentum in Asia and Europe and compelling product pipelines present good opportunities for growth in 2002,” Lund said. “Our commitment to focus promotion on higher margin product lines and to continue to contain SG&A expenses also gives us confidence that we will continue to generate significant cash flow going forward. We expect our core operations to generate high single-digit revenue and earnings growth in 2002.

         "In the last two months the Japanese yen has lost significant value relative to the U.S. dollar. With more than 50 percent of our revenue coming from Japan, this has a significant negative impact on our reported results. The yen is currently in the range of 133-135 yen per U.S. dollar. Some analysts project the yen to continue to devalue in the near term, but to strengthen to 130 yen to the U.S. dollar later in the year. For the year, we are assuming the yen will average 130 yen to the U.S. dollar. If currencies continue to weaken against the U.S. dollar, our reported results will be negatively impacted.

         “Later this week, the 2002 Olympic Winter Games begin in Salt Lake City. We believe our Olympic sponsorship positively impacts our business. However, we anticipate first quarter earnings to be tempered by company expenses surrounding our sponsorship of the Olympic Games. As a result, we expect first quarter earnings per share to be in the range of $0.13 - $0.15.”

        The company will host a webcast to discuss fourth quarter and year-end results and to outline plans for 2002 today at 11:30 a.m. (EST). You can listen to the webcast at the company’s website at www.nuskinenterprises.com.

The Company

         Nu Skin Enterprises, Inc. is a global direct selling company operating in more than 30 countries throughout the Americas, Europe and the Asia Pacific region. The company sells consumer products and

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Nu Skin Enterprises
Feb. 4, 2002

services from three divisions. The Nu Skin division markets premium quality face, body and hair care products. The Pharmanex division is a science-based developer and marketer of nutritional supplements. The Big Planet division markets technology-based products and services and operates a PEO. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.”

        Nu Skin Enterprises’ news releases are available online at www.nuskinenterprises.com.

Please note: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) the expectation that the company has good opportunities for growth in 2002; (ii) confidence that the company will continue to generate significant cash flow; (iii) the belief that core operations will generate high single-digit revenue and earnings growth in 2002 and that earnings per share will be around $0.13 to $0.15 in the first quarter of 2002. The company wishes to caution and advise readers that these statements are based on assumptions that may not materialize, including assumptions that the Japanese yen will return to 130 to the U.S. dollar before year end. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) adverse changes in currency exchange rates, particularly the Japanese yen;(b) risks that could result in adverse changes in the company’s operations in Japan, including any worsening of economic conditions, increased competition, or the company’s failure to execute effective initiatives in this market, (c) higher than anticipated expenses associated with company’s Olympic activities or its international convention; (d) adverse publicity related to the Company’s business, products or industry, including recent adverse press concerning nutritional supplements used by athletes, (e) continued uncertainty concerning the long-term effects of recent and planned initiatives, and the risk that the recent growth in revenue and executive distributors may not be sustained; (f) continued competitive pressures in the company’s markets; and (g) regulatory risks associated with the company’s business and product offerings, including possible restrictions on or challenges to the company’s marketing practices or products and any associated negative publicity. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

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Nu Skin Enterprises
Feb. 4, 2002

                            Nu Skin Enterprises, Inc.
                       Consolidated Statements of Income
             For the Fourth Quarters Ended December 31, 2001 and 2000
                    (in thousands, except per share amounts)

                                               2001                 2000
                                           ------------         ------------
Revenue
  North Asia                               $    145,331         $    152,393
  Southeast Asia                                 43,163               29,684
  North America                                  37,183               36,175
  Other                                           6,883                5,355
                                           ------------         ------------
Total revenue                                   232,560              223,607
Cost of sales                                    46,395               39,607
                                           ------------         ------------
Gross margin                                    186,165              184,000
                                           ------------         ------------

Operating expenses
  Distributor incentives                         90,859               90,223
  Selling, general and administrative            76,684               74,128
                                           ------------         ------------
Total operating expenses                        167,543              164,351
                                           ------------         ------------

Operating income                                 18,622               19,649

Other income (expense)                            2,981                5,672
                                           ------------         ------------
Income before provision for income taxes         21,603               25,321
Provision for income taxes                        7,993                9,116
                                           ------------         ------------
Net income                                 $     13,610         $     16,205
                                           ============         ============

Net income per share
  Basic                                    $       0.16         $       0.19
  Diluted                                  $       0.16         $       0.19

Weighted average number of shares outstanding
  Basic                                          82,729               84,556
  Diluted                                        83,292               84,785

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Nu Skin Enterprises
Feb. 4, 2002

                            Nu Skin Enterprises, Inc.
                        Consolidated Statements of Income
                   For the Years Ended December 31, 2001 and 2000
                      (in thousands, except per share amounts)

                                               2001                 2000
                                           -----------          -----------
Revenue
  North Asia                               $   553,910          $   585,373
  Southeast Asia                               150,290              119,456
  North America                                155,935              155,841
  Other                                         25,486               19,088
                                           -----------          -----------
Total revenue                                  885,621              879,758

Cost of sales                                  178,083              149,342
                                           -----------          -----------
Gross margin                                   707,538              730,416
                                           -----------          -----------

Operating expenses
  Distributor incentives                       347,452              345,259
  Selling, general and administrative          288,605              294,744
                                           -----------          -----------
Total operating expenses                       636,057              640,003
                                           -----------          -----------
Operating income                                71,481               90,413

Other income (expense)                           8,380                5,993
                                           -----------          -----------
Income before provision for income taxes        79,861               96,406
Provision for income taxes                      29,548               34,706
                                           -----------          -----------

Net income                                 $    50,313          $    61,700
                                           ===========          ===========

Net income per share
  Basic                                           0.60                 0.72
  Diluted                                         0.60                 0.72

Weighted average number of shares outstanding
  Basic                                         83,472               85,401
  Diluted                                       83,915               85,642

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Nu Skin Enterprises
Feb. 4, 2002

                             Nu Skin Enterprises, Inc.
                            Consolidated Balance Sheets
                          As of December 31, 2001 and 2000
                                   (in thousands)

                                                    2001                 2000
                                                 ----------          -----------
ASSETS
Current assets
  Cash and cash equivalents                      $   75,923          $    63,996
  Accounts receivable                                19,318               18,191
  Related parties receivable                         12,961               13,176
  Inventories, net                                   84,255               82,015
  Prepaid expenses and other                         45,404               44,513
                                                 ----------          -----------
                                                    237,861              221,891

Property and equipment, net                          57,355               60,562
Other assets, net                                   287,136              308,350
                                                 ----------          -----------                                                   ----------------
  Total assets                                   $  582,352          $   590,803
                                                 ==========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                               $   14,733          $    15,837
  Accrued expenses                                   63,493               74,199
  Related parties payable                             7,122                9,020
                                                 ----------          -----------
                                                     85,348               99,056

Long-term debt                                       73,718               84,884
Other liabilities                                    43,396               40,130
                                                 ----------          -----------
  Total liabilities                                 202,462              224,070
                                                 ----------          -----------

Stockholders' equity
  Class A common stock                                   33                   31
  Class B common stock                                   49                   54
  Additional paid-in capital                         88,953              106,284
  Accumulated other comprehensive income            (49,485)             (45,347)
  Retained earnings                                 340,340              306,458
  Deferred compensation                                  --                 (747)
                                                 ----------          -----------
                                                    379,890              366,733
                                                 ----------          -----------
     Total liabilities and
       stockholders' equity                      $  582,352          $  590,803
                                                 ==========          ===========

                                          Nu Skin Enterprises, Inc.
                                         Distributor Growth by Market

                   As of December 31, 2001  As of December 31, 2000  % Increase (Decrease)
                   -----------------------  -----------------------  ---------------------
                    Active      Executive     Active     Executive    Active    Executive
                   --------     ---------   ---------    ---------   --------   ---------
North Asia          319,000        16,891     301,000       14,968       6.0%       12.8%
Southeast Asia      137,000         4,540     100,000        3,044      37.0%       49.1%
North America        76,000         2,419      74,000        2,632       2.7%       (8.1%)
Other                26,000           989      22,000          737      18.2%       34.2%
                   --------     ---------   ---------    ---------   --------   ---------
Total               558,000        24,839     497,000       21,381      12.3%       16.2%
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